UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 6, 2020
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item    5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Directors.
On April 6, 2020, the board of directors (the “Board”) of Steadfast Apartment REIT, Inc. (the “Company”) increased the size of the Board from seven to eight directors and elected Ana Marie del Rio as a director to fill the newly created vacancy on the Board, effective immediately. Ms. del Rio currently serves as Secretary of the Company and is affiliated with the Company’s external advisor, Steadfast Apartment Advisor, LLC. Ms. del Rio also owns a 7% interest in Steadfast REIT Holdings, LLC, the parent of the Company’s sponsor. With the election of Ms. del Rio, the Board now consists of eight members, five of whom are independent directors.
Ms. del Rio will serve as a director until the Company’s next annual meeting of stockholders and until her successor is duly elected and qualifies or until her earlier resignation or removal in accordance with the Company’s organizational documents and applicable law. As an affiliated director, Ms. del Rio will not receive any compensation or reimbursement of expenses for services as a director.
A description of Ms. del Rio’s background is set forth below:
Ana Marie del Rio has served as the Company’s Secretary and Compliance Officer since September 2013. Ms. del Rio also served as Secretary and Compliance Officer of Steadfast Income REIT, Inc., (“SIR”) positions she held from its inception in May 2009 through the merger of SIR and the Company in March 2020, and Secretary and Compliance Officer of Steadfast Apartment REIT III, Inc. (“STAR III”), positions she held from August 2015 through the merger of STAR III and the Company in March 2020. Ms. del Rio also serves as the Chief Legal Officer for Steadfast Companies and manages its Legal Services and Risk Management Departments. Ms. del Rio works closely with Steadfast Management Company, Inc. in the management of Steadfast Companies’ residential apartment homes, especially in the area of compliance.
Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and a Master of Public Administration and a Bachelor of Arts from the University of Southern California. Ms. del Rio serves on the Board of Directors of Project Access, a nonprofit corporation, and is a lecturer for the University of California, Irvine, School of Law, Community and Economic Development Clinic.

Item    8.01 Other Events.
Appointment of Messrs. Brines and Bowie to the Audit, Investment and Valuation Committees
On April 6, 2020, the Board appointed Messrs. Ned W. Brines and Stephen R. Bowie to each of the Company’s Audit Committee, Investment Committee and Valuation Committee. In appointing Messrs. Brines and Bowie, the Board determined that each is financially literate and (i) satisfies all criteria for independence established by the Securities and Exchange Commission and (ii) is otherwise free from any relationship that, in the opinion of the Board, would interfere with the exercise of his independent judgment as a member of the Audit Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	April 8, 2020	By:	/s/ Kevin Keating
Kevin Keating
Chief Financial Officer and Treasurer